UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 3, 2013

F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Elliott Avenue West

Seattle, Washington 98119

(Address of principal executive offices) (Zip code)

(206) 272-5555

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d)—On January 3, 2013, the Board of Directors (the “Board”) of F5 Networks, Inc. (the “Company”) elected Sandra Bergeron as a Class I director and Steve Smith as a Class III director. In connection with their services as directors, Ms. Bergeron and Mr. Smith will be entitled to the customary compensation arrangements for the Company’s non-employee directors which include an annual retainer in the amount of $50,000. In addition, the members of the Audit, Compensation, and Nominating and Corporate Governance Committees (including the Committee chairs) are paid annual payments of $15,000, $10,000 and $10,000 respectively. Ms. Bergeron will serve as a member of the Board’s Nominating and Corporate Governance Committee and Mr. Smith will serve as a member of the Board’s Compensation Committee. In addition, Ms. Bergeron and Mr. Smith each will be awarded 391 restricted stock units (“RSUs”) under the Company’s 2005 Equity Incentive Plan, which grant shall be issued on February 1, 2013, and would fully vest on the day prior to the annual meeting of shareholders for fiscal year 2012.

Item 8.01.	Other Events.

On January 7, 2013, the Company issued a press release announcing the election of Ms. Bergeron and Mr. Smith to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of F5 Networks, Inc. dated January 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC.

By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Executive Vice President and General Counsel

Dated: January 7, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of F5 Networks, Inc. dated January 7, 2013.